Exhibit 99.1

Press Release
#05-04

FOR IMMEDIATE RELEASE

Texen Oil and Gas Announces Corporate Financing

Houston, Texas, February 16, 2005, – Texen Oil and Gas, Inc. (OTC BB: TXEO) is pleased to advise that the Board of Directors of the Company has approved a subscription for a private placement in the amount of $500,000 by Texen Holdings LLC. an entity controlled by the Company President, D. Elroy Fimrite. The terms of the subscription provides for the placement to be priced at the average closing price of the company’s shares for the ten market days prior to funding. The funding is expected to complete within the current quarter.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933

Contact Information:

Corporate Offices: Tel: 1-713-782-5758 Fax: 1-713-782-1173	Investor Relations: Jim Elbert 888-388-8989

Forward-Looking Statements: This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Forward looking statements in this news release include the expectation that the private placement will complete. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.